UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

HORIZON LINES, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2013, Horizon Lines, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Certificate of Amendment became effective upon filing. The Company included a proposal in the Company’s definitive Proxy Statement dated April 17, 2013 seeking stockholder approval to amend the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 100,000,000 shares to 150,000,000 shares. The Company’s proposal was approved by the stockholders at the Company’s 2013 Annual Meeting of Stockholders held on June 6, 2013.

The description of the Certificate of Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment as filed with the Secretary of State of the State of Delaware, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Horizon Lines, Inc. filed with the Secretary of State of the State of Delaware on June 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.
(Registrant)

Date: June 21, 2013	By:	/s/ Michael T. Avara

Michael T. Avara
Executive Vice President and Chief Financial Officer

Exhibit Index

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Horizon Lines, Inc. filed with the Secretary of State of the State of Delaware on June 21, 2013.